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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT NO. 1
TO
FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 10, 2000
(Date of Report—date of earliest event reported)

DATALINK CORPORATION
(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7423 Washington Avenue South, Minneapolis, Minnesota 55439
(Address of principal executive offices)

(952) 944-3462
(Registrant's telephone number, including area code)

    Explanatory note: This Amendment No. 1 to the Form 8-K dated November 10, 2000 is filed solely to supply the financial statements required by Item 7 of Form 8-K.

    Items 1,2,3,4,5,6 and 8 are not applicable and are therefore omitted.

Item 7.  Financial Statements and Exhibits.

Index To Financial Statements

THE APPLIANCE BUSINESS OF OPEN SYSTEMS.COM, INC.
Report of Independent Accountants	3
Balance Sheet at September 30, 2000	4
Statement of Operations for the Nine Months Ended September 30, 2000	5
Statement of Cash Flows for the Nine Months Ended September 30, 2000	6
Notes to Financial Statements	7
DATALINK CORPORATION
Pro Forma Combined Financial Statements (Unaudited)	11
Pro Forma Combined Balance Sheet (Unaudited) At September 30, 2000	12
Pro Forma Combined Statement of Income (Unaudited) for the year ended December 31, 1999	14
Pro Forma Combined Statement of Income (Unaudited) for the nine months ended September 30, 2000	16

Report of Independent Accountants

To the Board of Directors and Shareholders of
Datalink Corporation:

    In our opinion, the accompanying balance sheet and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of the Appliance Business (a division of Open Systems.com, Inc.) at September 30, 2000, and the results of its operations and its cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                      /s/ PricewaterhouseCoopers LLP

December 22, 2000

The Appliance Business of Open Systems.com, Inc.

Balance Sheet

At September 30, 2000

Assets
Accounts receivable, less allowance for doubtful accounts of $317,800	$999,802
Inventories	284,021
Inventories shipped but not installed	1,048,974
Deferred income taxes	290,429

Total current assets	2,623,226
Property and equipment, net	8,779

Total assets	$2,632,005

Liabilities and Net Investment of Parent
Accounts payable	$2,540,732
Accrued expenses	162,899
Customer deposits	164,484
Deferred revenue	137,066

Total current liabilities	3,005,181
Net investment of Parent	(373,176)

Total liabilities and net investment of Parent	$2,632,005

The accompanying notes are an integral part of the financial statements.

The Appliance Business of Open Systems.com, Inc.

Statement of Operations

For the nine months ended September 30, 2000

Net sales	$16,960,583
Cost of sales	13,382,889

Gross profit	3,577,694

Operating expenses:
Selling and marketing	1,770,137
General and administrative	388,996

Total operating expenses	2,159,133

Operating income	1,418,561
Other expense, net	3,286

Income before income taxes	1,415,275
Income tax expense	573,186

Net income	$842,089

The accompanying notes are an integral part of the financial statements.

The Appliance Business of Open Systems.com, Inc.

Statement of Cash Flows

For the nine months ended September 30, 2000

Cash flows from operating activities:
Net income	$842,089
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation expense	3,878
Provision for doubtful accounts	317,800
Deferred income taxes	(160,352)
Increase (decrease) in current assets and liabilities:
Accounts receivable	(940,553)
Inventories	187,182
Inventories shipped but not installed	(61,312)
Accounts payable	719,065
Accrued expenses	107,043
Customer deposits	164,484
Deferred revenue	13,419

Net cash provided by operating activities	1,192,743

Cash flows used by investing activities:
Purchase of property and equipment	(8,211)

Net cash used by investing activities	(8,211)

Cash flows used by financing activities:
Capital contributions, net	(1,184,532)

Operating cash used by Parent, net	$(1,184,532)

The accompanying notes are an integral part of the financial statements.

The Appliance Business of Open Systems.com, Inc.

Notes to Financial Statements

1.  Background and Basis of Presentation

  Background

    The Appliance Business (the "Business") is a division of Open Systems.com, Inc. (the "Parent"). The Business resells and installs data storage solutions.

  Basis of Presentation

    The financial statements have been prepared by the Company's management in accordance with accounting principles generally accepted in the United States of America and include such estimates and adjustments as deemed necessary to present fairly the financial position, results of operations and cash flows of the Business as of and for the period presented. The financial statements include substantially all of the assets, liabilities, revenues and expenses that were directly related to the Business previously included in the Parent's consolidated financial statements. The statements of operations of the Business are intended to reflect all of the related costs of doing business, including an allocation of certain general corporate expenses of the Parent. Such allocated general corporate expenses include the Parent's costs of corporate management, information technologies, finance, legal and human resources, sales and marketing and other general and administrative expenses and were based primarily on headcount. Management believes these allocations were made on a reasonable basis.

    On November 10, 2000, the Parent completed the sale of certain assets of the Business to Datalink Corporation ("Datalink" or the "Company"). Under the terms of the sale agreement, Datalink agreed to pay $7,000,000 in cash and 79,177 shares of Datalink common stock for such assets. Additionally, the Company may be required to pay up to $2,500,000 in contingent consideration if certain revenue targets are met in 2001.

2.  Summary of Significant Accounting Policies

  Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk

    The Business' financial instruments consist primarily of short-term trade receivables and payables for which the current carrying amount approximates fair market value.

    The Business recorded $4,265,440 of sales to one customer that represent 25% of net sales for the nine months ended September 30, 2000.

    The Business purchases the majority of its inventories from one vendor. For the nine months ended September 30, 2000, total purchases from this vendor amounted to $12,029,021.

  Revenue Recognition

    For certain product sales, the Business provides installation or configuration services in connection with these sales. The Business recognizes revenue from hardware product sales when installation or configuration services are completed. Customer payments received in advance of installation are reported as customer deposits. For product sales for which the Business provides no installation or configuration services, the Business recognizes product revenue when it ships to its customers.

    The Business recognizes revenue for service contracts by deferring revenues and direct cost resulting from these contracts, and by amortizing such revenues and expenses into operations over the term of the contracts, which is generally twelve months. The Business arranges for fulfillment of these service contracts (usually maintenance service agreements) primarily by purchasing maintenance service contracts for its customers from its hardware and software vendors.

    The Business recognizes installation and consulting service revenue as it renders these services.

  Property and Equipment

    Property and equipment includes items used exclusively in the Business and are stated at cost less accumulated depreciation. The costs of additions and improvements are capitalized while maintenance and repairs are charged to expense when incurred. Depreciation is provided using the straight-line method, principally over the estimated useful lives of the related assets ranging from three to five years.

  Income Taxes

    As an operating unit within the Parent, the Business does not file separate income tax returns because its taxable income is included in the income tax returns filed by the Parent. For purposes of these financial statements, the Business' allocated share of the Parent's estimated income tax provision and other tax attributes were based on the "separate return" method and are accounted for under the liability method in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." Current income taxes payable for the Business' operations is included in the Net Investment of Parent account because the Parent pays all taxes on behalf of the Business. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities reduced by valuation allowances as necessary.

  Inventories

    Inventories are stated at the lower of cost or market, with cost determined on the specific identification method. Inventories consist primarily of finished goods. Inventories shipped but not installed represent inventories that have been shipped to customer locations but have not yet been fully installed.

  Comprehensive Income

    Statement of Financial Accounting Standard No. 130 (SFAS No. 130), "Reporting Comprehensive Income," requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately in the equity section of a balance sheet. To date, the Business has not had any transactions that are required to be reported in comprehensive income other than its net income.

  Recent Accounting Pronouncements

    In June 1998, the FASB issued SFAS No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 as amended by SFAS Nos. 137 and 138 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires recognition of all derivatives as assets or liabilities and measurement of those instruments at fair value. The Business will adopt SFAS No. 133 in 2001 and is assessing the potential impact of this pronouncement on its financial statements.

    In March 2000, the FASB issued FIN 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25. FIN 44 established additional guidance regarding the accounting for certain stock compensation activities. The implementation of the provisions of this interpretation did not have a material impact on the Business' financial statements.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The financial statements as of and for the nine-month period ended September 30, 2000 reflect revenue recognition practices consistent with the guidance outlined in SAB 101.

3.  Balance Sheet Components

  Property and Equipment

Computers and purchased software	$20,906
Less: Accumulated depreciation	(12,127)

Property and equipment, net	$8,779

  Accrued Expenses

Accrued commissions	$39,992
Accrued payroll	41,005
Sales tax payable	30,959
Other	50,943

$162,899

4.  Related Party Transactions

    The Business uses a centralized approach to cash management and financing of its operations. There is no specific debt related to the Business; the Business' financing requirements are met by cash transactions with the Parent and are reflected in the Net Investment of Parent account on the balance sheet.

    Costs related to functions performed by the Parent on behalf of the Business and certain other costs incurred by the Parent which are attributable to the Business have been allocated to the financial statements of the Business as follows:

Operating expenses:
Sales and marketing	$28,826
General and administrative	56,006

Total allocated operating expenses	$84,832

5.  Income Taxes

    The taxable income of the Business is reported as part of the income tax returns filed by the Parent. The income tax provision of the Business is based upon an allocated share of the Parent's income tax provision, using the "separate return method."

    Significant components of the provision for income taxes are as follows:

Nine months ended September 30, 2000:
Current:
Federal	$481,194
State	252,344

Total current tax provision	733,538

Deferred:
Federal	(134,616)
State	(25,736)

Total deferred tax benefit	(160,352)

Total income tax expense	$573,186

    Significant components of the Business' deferred tax assets at September 30, 2000, are as follows:

Deferred tax assets:
Accounts receivable allowance	$128,709
Deferred revenue	161,720

Total deferred tax assets	$290,429

6.  Changes in Net Investment of Parent

    The changes in net investment of parent account for the nine-month period ended September 30, 2000 consisted of the following:

Net Investment of Parent, January 1, 2000	$(30,733)

Net Income	842,089
Net Contributions to Parent	1,184,532

Net Investment of Parent, September 30, 2000	$(373,176)

11

Datalink Corporation

Pro Forma Combined Financial Statements

(Unaudited)

    The following unaudited pro forma combined balance sheet as of September 30, 2000, and statements of income for the year ended December 31, 1999, and for the nine months ended September 30, 2000, give effect to the acquisition of certain assets of the Appliance Business (the "Business") of Open Systems.com, Inc. by Datalink Corporation (the "Company") using the purchase method of accounting. The unaudited pro forma combined financial statements combine the historical consolidated balance sheet and statements of operations of the Company and the historical balance sheet and statements of operations of the Business (collectively the "Entities"). The unaudited pro forma combined balance sheet as of September 30, 2000, assumes the Entities were combined as of September 30, 2000. The unaudited pro forma combined statements of income for the year ended December 31, 1999 and for the nine months ended September 30, 2000, assume the Entities were combined effective January 1, 1999.

    The unaudited pro forma combined financial statements give effect to (i) the acquisition of certain assets of the Business, (ii) the payment of $7,000,000 million in cash and the issuance of 79,177 shares of the Company's common stock (approximate value of $1,000,000) in connection with the acquisition of certain assets of the Business, and (iii) other combining adjustments described in the accompanying notes.

    The unaudited pro forma combined financial statements are not necessarily indicative of the financial position or results of operations of the Company as they may be in the future or as they might have been for the periods presented had the Entities actually been combined effective January 1, 1999 or as of the date of the unaudited pro forma balance sheet. The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements of the Company, as filed on Form 10-K for the year ended December 31, 1999 and on Form 10-Q for the nine month period ended September 30, 2000, and the historical financial statements of the Business, including the notes to such financial statements, as of September 30, 2000 and for the nine months then ended as filed in this Form 8-K/A. The pro forma adjustments are based upon information available at this time and upon certain assumptions that the Company's management believes are reasonable in the circumstances.

Datalink Corporation

Pro Forma Combined Balance Sheet (Unaudited)

At September 30, 2000

(in thousands, except per share data)

	As Historically Reported
	Datalink(1)	Appliance Business(2)	Pro Forma Adjustments		Pro Forma Consolidated
Current assets:
Cash and cash equivalents	$4,009	$—	$—		$4,009
Accounts receivable, net	22,925	1,000	(1,000	)(5)	22,925
Inventories	5,991	284	(211	)(5)	6,064
Inventories shipped but not installed	5,911	1,049	(1,049	)(5)	5,911
Other current assets	330	—	—		330
Deferred income taxes	1,884	290	(290	)(5)	1,884

Total current assets	41,050	2,623	(2,550)		41,123
	—	—	—
Property and equipment, net	3,913	9	—		3,922
Intangibles, net	2,797	—	8,068	(4)	10,865
Other assets	77	—	—		77

Total assets	$47,837	$2,632	$5,518		$55,987

Current liabilities:
Accounts payable	$16,188	$2,541	$(2,541	)(5)	$16,188
Accrued expenses	2,897	163	150	(4)	3,047
			(163	)(5)
Notes payable, current	705	—	7,000	(3)	7,705
Customer deposits	—	165	(165	)(5)	—
Deferred compensation, current	34	—	—		34
Deferred revenue	1,658	137	(137	)(5)	1,658
Income taxes payable	499	—	—		499

Total current liabilities	21,981	3,005	4,145		29,131
Note payable less current portion	704	—	—		704
Deferred income taxes	646	—	—		646

Total liabilities	23,331	3,005	4,145		30,481

Stockholders' equity:
Common stock	9	—		(3)	9
APIC	18,594	—	1,000	(3)	19,594
Appliance Business net assets	—	(373)	373	(6)	—
Retained earnings	5,903	—	—		5,903

Total stockholders' equity	24,506	(373)	1,373		25,506

Total liabilities and stockholders' equity	$47,837	$2,632	$5,518		$55,987

The accompanying notes are an integral part of the unaudited pro forma combined balance sheet.

Datalink Corporation

Pro Forma Combined Balance Sheet (Unaudited)

At September 30, 2000

  (1)
  Reflects the historical balance sheet of Datalink Corporation as derived from the Company's unaudited balance sheet as of September 30, 2000 as filed on Form 10-Q.

  (2)
  Reflects the historical balance sheet of the Appliance Business of Open Systems.com, Inc. (the "Business") as derived from the historical audited balance sheet of the Business as of September 30, 2000 as included in this Form 8-K/A.

  (3)
  Adjustment reflects $7,000,000 in cash and the issuance of 79,177 shares of the Company's common stock (approximate value of $1,000,000) representing consideration paid for the purchase of certain assets of the Business and an estimated $150,000 of related transaction costs. Cash is assumed to be borrowed under the Company's line of credit.

  (4)
  Adjustment reflects the portion of the purchase price estimated to be allocated to intangible assets and goodwill. Valuation of the identifiable intangible assets is being conducted by an independent third-party appraisal company and is expected to consist of assembled workforce, customer list and goodwill. The completion of the valuation of the identifiable intangible assets is not expected to have a significant impact on the amounts reported in these pro forma financial statements.

    The table below is a summary of the purchase price in excess of the estimated fair value of tangible assets acquired:

Cash	$7,000,000
Direct acquisition costs	150,000
Common stock issued	1,000,000

Total purchase price	8,150,000
Estimated fair value of tangible assets acquired (excludes assets not purchased and liabilities not assumed as detailed in Note 5)	82,000

Purchase price in excess of estimated fair value of tangible assets acquired	$8,068,000

  (5)
  Adjustment reflects assets not purchased and liabilities not assumed in the acquisition.

  (6)
  Adjustment reflects the elimination of the Business' net investment by Parent.

Datalink Corporation

Pro Forma Combined Statement of Income (Unaudited)

For the year ended December 31, 1999

(in thousands, except per share data)

	As Historically Reported
	Datalink(1)	Appliance Business(2)	Pro Forma Adjustments		Pro Forma Consolidated
Net sales:
Product sales	$105,373	$8,702	$—		$114,075
Service sales	11,230	861	—		12,091

Total net sales	116,603	9,562	—		126,165

Cost of sales:
Cost of product sales	77,623	6,689	—		84,312
Cost of service sales	8,411	670	—		9,081

Total cost of sales	86,034	7,359	—		93,393

Gross profit	30,569	2,203	—		32,772

Sales and marketing	11,702	1,329	—		13,031
General and administrative	7,690	155	1,614	(3)	9,459
Engineering	2,594	—	—		2,594
Offering costs	173	—	—		173

Total operating expenses	22,159	1,484	1,614		25,257

Income from operations	8,410	719	(1,614)		7,515
Interest income (expense), net	(141)	9	(543	)(4)	(674)

Income before income taxes	8,269	728	(2,156)		6,841
Income taxes	897	291	(863	)(5)	326

Net income	$7,372	$437	$(1,294)		$6,515

Net income per share:
Basic	1.01				0.88
Diluted	0.99				0.87
Weighted shares outstanding:
Basic	7,295		79	(6)	7,374
Diluted	7,437		79	(6)	7,516

The accompanying notes are an integral part of the unaudited pro forma combined statement of income.

(1)
Reflects the historical results of operations of Datalink Corporation (the "Company") as derived from the Company's statement of operations for the year ended December 31, 1999 as filed on Form 10-K.

(2)
Reflects the historical results of operations of the Appliance Business of Open Systems.com, Inc. (the "Business") as derived from the unaudited statement of operations of the Business for the year ended December 31, 1999.

(3)
Adjustment reflects the annual amortization expense resulting from amortization of the $8.1 million of identifiable intangibles assets and goodwill, over an estimated useful life of five years.

(4)
Adjustment reflects additional interest expense resulting from use of the Company's credit facility to fund the acquisition. For purposes of this calculation, its was assumed that the Company funded the entire $7,000,000 cash outlay required by the purchase agreement through its credit facility. The interest rate used to compute the adjustment was 7.75%. The effect of a 1/2% change in the assumed interest rate would be $35,000.

(5)
Adjustment reflects the estimated income tax impact of the above adjustments.

(6)
Adjustment reflects the 79,177 shares of the Company's Common Stock issued in connection with the purchase of certain assets of the Business.

Datalink Corporation

Pro Forma Combined Statement of Income (Unaudited)

For the nine months ended September 30, 2000

(in thousands, except per share data)

	As Historically Reported
	Datalink(1)	Appliance Business(2)	Pro Forma Adjustments		Pro Forma Consolidated
Net sales:
Product sales	$85,632	$15,909	$—		$101,541
Service sales	13,569	1,052	—		14,621

Total net sales	99,201	16,961	—		116,162

Cost of sales:
Cost of product sales	63,174	12,568	—		75,742
Cost of service sales	9,862	815	—		10,677

Total cost of sales	73,036	13,383	—		86,419

Gross profit	26,165	3,578	—		29,743

Sales and marketing	10,258	1,770	—		12,028
General and administrative	6,794	389	1,210	(3)	8,393
Engineering	2,424	—	—		2,424
Offering costs	381	—	—		381

Total operating expenses	19,857	2,159	1,210		23,226

Income from operations	6,308	1,419	(1,210)		6,517
Interest income (expense), net	279	(3)	(459	)(4)	(183)

Income before income taxes	6,587	1,415	(1,669)		6,333
Income taxes	2,701	573	(668	)(5)	2,606

Income before cumulative effect of change in accounting principle	3,886	842	(1,001)		3,727
Cumulative effect of change in accounting principle, net of income taxes	(753)	—	—		(753)

Net income	$3,133	$842	$(1,001)		$2,974

Net income per share:
Basic	0.36				0.33
Diluted	0.34				0.32
Weighted shares outstanding
Basic	8,783		79	(6)	8,862
Diluted	9,157		79	(6)	9,236

See the accompanying notes to the unaudited pro forma combined statement of income.

(1)
Reflects the historical results of operations of Datalink Corporation (the "Company") as derived from the Company's unaudited statement of operations for the nine months ended September 30, 2000 as filed on Form 10-Q.

(2)
Reflects the historical results of operations of the Appliance Business of Open Systems.com, Inc. (the "Business") as derived from the audited statement of operations of the Business for the nine months ended September 30, 2000 included in this Form 8-K/A.

(3)
Adjustment reflects the nine-month amortization expense resulting from amortization of the $8.1 million of identifiable intangible assets and goodwill, over an estimated useful life of five years.

(4)
Adjustment reflects additional interest expense resulting from use of the Company's credit facility to fund the acquisition. For purposes of this calculation, it was assumed that Datalink funded the entire $7,000,000 cash outlay required by the purchase agreement through their credit facility. The interest rate used to compute the adjustment was 7.75%. The effect of a 1/2% change in the assumed interest rate would be $26,250.

(5)
Adjustment reflects the estimated income tax impact of the above adjustments.

(6)
Adjustment reflects the 79,177 shares of the Company's Common Stock issued in connection with the purchase of certain assets of the Business.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATALINK CORPORATION
Date: January 23, 2000	By	/s/ DANIEL J. KINSELLA Daniel J. Kinsella, Chief Financial Officer

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  Item 7. Financial Statements and Exhibits.
Index To Financial Statements
The Appliance Business of Open Systems.com, Inc. Balance Sheet At September 30, 2000
The Appliance Business of Open Systems.com, Inc. Statement of Operations For the nine months ended September 30, 2000
The Appliance Business of Open Systems.com, Inc. Statement of Cash Flows For the nine months ended September 30, 2000
The Appliance Business of Open Systems.com, Inc. Notes to Financial Statements
Datalink Corporation Pro Forma Combined Financial Statements (Unaudited)
Datalink Corporation Pro Forma Combined Balance Sheet (Unaudited) At September 30, 2000
Datalink Corporation Pro Forma Combined Balance Sheet (Unaudited) At September 30, 2000
Datalink Corporation Pro Forma Combined Statement of Income (Unaudited) For the year ended December 31, 1999
Datalink Corporation Pro Forma Combined Statement of Income (Unaudited) For the nine months ended September 30, 2000
SIGNATURES